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                                                                     EXHIBIT 11

                            ENGINEERED SUPPORT SYSTEMS, INC.
                    STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE
                                           Three Months Ended          Nine Months Ended
                                                July 31                     July 31
                                        ------------------------    ------------------------
                                           1997          1996          1997          1996
                                        ----------    ----------    ----------    ----------
NET INCOME                              $1,297,657    $  916,394    $3,198,793    $2,119,430
                                        ==========    ==========    ==========    ==========
NET INCOME PER SHARE

  Average shares outstanding             3,150,989     3,098,075     3,170,092     3,035,894
                                        ==========    ==========    ==========    ==========
  Net income                                 $ .41         $ .30         $1.01         $ .70
                                        ==========    ==========    ==========    ==========

PRIMARY EARNINGS PER SHARE

  Average shares outstanding             3,150,989     3,098,075     3,170,092     3,035,894
  Net effect of dilutive
    stock options<F1>                      135,583       171,881       126,619       204,992
                                        ----------    ----------    ----------    ----------
                                         3,286,572     3,269,956     3,296,711     3,240,886
                                        ==========    ==========    ==========    ==========
  Net income                                 $ .39         $ .28         $ .97         $ .65
                                        ==========    ==========    ==========    ==========

FULLY DILUTED EARNINGS PER SHARE

  Average shares outstanding             3,150,989     3,098,075     3,170,092     3,035,894

  Net effect of dilutive stock
    options<F1>                            151,348       171,706       160,338       214,328
                                        ----------    ----------    ----------    ----------
                                         3,302,337     3,269,781     3,330,430     3,250,222
                                        ==========    ==========    ==========    ==========
  Net income                                 $ .39         $ .28         $ .96         $ .65
                                        ==========    ==========    ==========    ==========

<F1> Based on the treasury stock method.

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